UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 14, 2008

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation)	000-26326 (Commission File Number)	37-1119387 (IRS Employer Identification No.)

10077 South 134th Street Omaha, NE (Address of principal executive offices)	68138 (Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 14, 2008, Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with American Animal Hospital Association (“AAHA”) and AAHA Services Corporation (“Services Corp.”) pursuant to which the Company sold to AAHA all of its shares of common stock in Services Corp., which represented 20% of the total issued and outstanding shares of Services Corp. for an aggregate purchase price of $1.4 million. Effective at closing, the Company was no longer entitled to elect a board member on Services Corp.’s board of directors, and Dr. Lionel Reilly, the Company’s Chief Executive Officer and President, resigned as a director of Services Corp. The Company also agreed to cooperative with AAHA and Services Corp. to transition the logistics support previously provided by the Company. Both AAHA and Services Corp. agreed not to attempt to retain or hire any employee of the Company for a one year period commencing on July 14, 2008. The foregoing descriptions of the Agreement are qualified in their entirety by reference to the complete terms and conditions of such document, which is filed as an exhibit hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Stock Purchase Agreement dated July 14, 2008, among American Animal Hospital Association, Professional Veterinary Products, Ltd. and AAHA Services Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: July 18, 2008	By:	/s/ Dr. Lionel L. Reilly
Dr. Lionel L. Reilly, President and CEO